Exhibit 99.2

In connection with the Quarterly Report of IMPATH Inc. and Subsidiaries (the “Company”) on Form 10-Q for the period ended September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James V. Agnello, Chief Financial Officer and Senior Vice President of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By /s/ JAMES V. AGNELLO —————————————— James V. Agnello Chief Financial Officer and Senior Vice President